Exhibit 99.1

Noble and ArcelorMittal Complete

Strategic Business Combination

Warren, MI – (August 31, 2007) Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company”) announced the completion of its purchase of ArcelorMittal’s (“ArcelorMittal”) Tailored Blank Arcelor (“TBA”) laser-welding operations. The total value of the transaction is approximately $300 million, with ArcelorMittal receiving 9.375 million shares of Noble’s common stock with the balance in the form of cash, assumption of certain TBA obligations and a subordinated note. Noble’s shareholders approved the transaction at the Company’s annual shareholder meeting held August 30, 2007.

As part of the transaction, Noble acquired eight production facilities, including one facility in the United States, plus interests in two joint ventures in Asia. The European facilities are located in Belgium, France, Germany, Spain, Slovakia and the United Kingdom. The Company now operates 23 production facilities worldwide, which includes two joint ventures in China and one joint venture in India.

The acquisition of TBA provides considerable customer and geographic diversification to Noble. The Company’s post-transaction customer concentration improves dramatically, with the largest customer only accounting for approximately 18% of total revenue. Products manufactured outside of North America will account for approximately 53% of the Company’s total annual revenues. The acquisition provides the Company with important new customers including Renault and Peugeot, as well as the European operations of Ford, General Motors and Volkswagen.

Noble and ArcelorMittal entered into a three year transition services agreement and a five year steel supply agreement to support the Company’s European operations. Noble also has access to ArcelorMittal’s automotive-related research and development efforts and the two companies intend to work together to develop new products and applications for the automotive industry.

Corporate Structure Revisions

Noble has revised its corporate structure to reflect its expanded geographic presence. Noble’s North American laser welding and roll forming operations will report to Frank Sovis, President of Noble International’s North American operations. Dirk Vandenberghe, who joins Noble from TBA, will serve as President of Noble International’s European and Asian operations. Noble’s Asian operations include two joint ventures in China, a joint venture in India and a laser welding facility in Australia.

As part of the business combination of Noble and TBA, the Company’s Board of Directors expanded to nine members. The Board is comprised of two members from ArcelorMittal, two members from Noble and five independent members (two appointed by ArcelorMittal and three appointed by Noble). Robert J. Skandalaris, Noble’s founder, will continue in his role as Chairman of the Board and the Vice-Chairman will be a representative from ArcelorMittal.

Financial Projections

Noble expects the acquisition of TBA to add approximately $140 – 150 million in revenue for the fourth quarter of 2007. Including the contribution from TBA, management estimates its 2007 revenue to be in the range of $865 – $890 million. Revenue estimates include sales of laser-welded products produced at ArcelorMittal’s Liege and Eisenhuttenstadt facilities which will be sold by Noble on a contract manufacturing basis. Although these facilities were not purchased by Noble, they will supply laser-welded blanks exclusively to the Company. The transaction is not expected to be accretive during the balance of 2007 after costs associated with the integration. The transaction is expected to be accretive in 2008, and management intends to have a conference call in October to discuss the 2008 projections.

Management Comments on the Transaction and Growth Initiatives

Noble’s Chairman, Robert J. Skandalaris, commented, “Completing the TBA transaction is one of the Company’s most significant achievements. The combination of Noble and TBA’s laser welding operations creates a truly global leader in providing advanced structural solutions to the automotive industry. We now have the global customer base, product diversification, technology and manufacturing presence needed to supply OEMs around the world. We hope to leverage the relationship with our new partner, ArcelorMittal, to expand into additional markets and develop more advanced 21st Century Auto Body Solutions®.”

“Combining Noble and TBA is an important step in our evolution as a company. With this combination, we have created a platform for global growth which was not possible for either company on a stand alone basis. Each company brings certain strengths to a larger organization which we will harness to drive the growth of the new Noble. We look forward to continue to stretch our boundaries by introducing our products into new markets and establishing new relationships around the world.”

Thomas L. Saeli, Noble’s Chief Executive Officer, stated, “Reaching this milestone in our development is extremely satisfying to the entire Noble team. Now we turn our attention to integrating our organizations into One Noble and continuing our growth by expanding relationships with current customers and earning the trust of new customers. Our partnership with ArcelorMittal will allow us to lead the market in developing new applications with more advanced, high-strength steel and offer customers tremendous value and a better vehicle structure. We are now a truly global supplier, able to support customers wherever they operate. We are excited about the addition of the TBA management team to Noble and believe aligning the organization regionally will allow us to take advantage of our management team’s skills. I want to thank everyone in the ArcelorMittal, TBA and Noble organizations who worked so diligently to complete this transaction. All of us at Noble are focused on realizing the tremendous value that can be created through this strategic business combination. The potential is enormous.”

Lakshmi Mittal, President and CEO of ArcelorMittal, commented, “The combination of TBA with Noble is consistent with ArcelorMittal’s three dimensional strategy to create shareholder value: product diversification, geographic diversification and realizing opportunities at all levels of the steel value chain. We are excited about Noble’s strategic direction and desire to work together with Noble, utilizing our combined resources to become the global leader and technological innovator in the laser welded blank industry.”

Safe Harbor Statement

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

Scott A. Kehoe

Treasurer

Noble International, Ltd.

(586) 751-5600

Post-Combination Presence on Top 20 U.S. and European Vehicles

Post-Combination Customer and Geographic Diversification

Customer Base - Combined 2006 Sales (1)

General Motors (N.A.)
11%
Peugeot
14%
DaimlerChrysler (N.A.)
18%
Volksw agen
13%
Renault / Nissan
6%
Ford (N.A.)
9%
Ford (E.U.)
6%
GM (E.U.)
4%
Other
17%
DaimlerChrysler (E.U.)
2%

Source: Company Management

Geographic Presence - Combined 2006 Sales (1)

Canada
13%
Mexico
3%
Other
1%
USA
31%
Europe
52%

Source: Company Management

(1)	Based on 2006 sales of both Noble and TBA.